UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2007

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2007, Avery Dennison Corporation amended its revolving credit agreement, increasing commitments from $525 million to $1 billion and extending the maturity to August 10, 2012. Commitments were provided by 12 domestic and foreign banks. Financing available under the agreement will be used as a commercial paper back-up facility and is also available to finance other corporate requirements. Other terms under the agreement are substantially similar to the prior credit agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Company's amended revolving credit agreement referenced above under Item 1.01 Entry into a Material Definitive Agreement, there was no debt outstanding under this agreement as of August 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

August 16, 2007	By:	/s/ Mitchell R. Butier

Name: Mitchell R. Butier
Title: Vice President and Controller